                                   EXHIBIT 4.4

 Schedule of Subscribers Who Executed Offshore Securities Subscription Agreement
                            Evidenced in Exhibit 4.3

Name                                       Number of Common Shares Subscribed to
----                                       -------------------------------------
Keith Lambert                               37,500
Martin Lambert                              25,000
Daryl H. Connolly                           25,000
R. Gore                                      1,000
Winward Overseas Limited                   200,000








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